                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 24, 2002 included in Transcend Services, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2001 as well as the incorporation by reference of such report into the Company's previously filed Registration Statements File Nos. 033-57072, 033-41361, 033-37685, 033-59115,
333-32587, 333-16213 and 333-78777.

/s/ Miller Ray & Houser LLP

Atlanta, Georgia
February 28, 2002